EX-99.B16


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

                       VANGUARD PENNSYLVANIA TAX-FREE FUND

                           INSURED LONG-TERM PORTFOLIO

   1. Average Annual Total Return (As of November 30, 1997)
      P (1 + T)n = ERV


   Where:              P   =  a hypothetical initial payment of $1,000
                       T  =  average annual total return
                       N   =  number of years
                     ERV   =  ending redeemable value at the end of the period

   EXAMPLE:
   One Year
                       P   =  $1,000
                       T   =  +6.21%
                       N   =  1
                     ERV   =  $1,062.13
   Five Year
                       P   =  $1,000
                       T   =  +7.09%
                       N   =  5
                     ERV   =  $1,408.37
   Ten Year
                       P   =  $1,000
                       T   =  +8.80%
                       N   =  10
                     ERV   =  $2,324.87

   2. YIELD (30 Days Ended November 30, 1997)
                                a - b
                   Yield = 2 [ (----- + 1)6 - 1]
                                c X d
   Where: a = dividends and interest paid during the period b = expense dollars during the period (net of reimbursements)
                        c  =  the average daily number of shares outstanding
                              during the period
                        d  =  the maximum offering price per share on the last
                              day of the period

   Example              a  =  $7,075,585.53
                        b  =  $226,719.00
                        c  =  154,429,008.29
                        d  =  $11.27
                    Yield  =  4.77%

                                                                      EX-99.B16


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                       VANGUARD PENNSYLVANIA TAX-FREE FUND
                             MONEY MARKET PORTFOLIO

   1. Average Annual Total Return (As of November 30, 1997)

      P (1 + T)n = ERV

   Where:              P   =  a hypothetical initial payment of $1,000
                       T   =  average annual total return
                       N   =  number of years
                     ERV   =  ending redeemable value at the end of the period

   EXAMPLE:
   One Year
                       P   =  $1,000
                       T   =  +3.49%
                       N   =  1
                     ERV   =  $1,034.88
   Five Year
                       P   =  $1,000
                       T   =  +3.10%
                       N   =  1
                     ERV   =  $1,164.80
   Since Inception
                       P   =  $1,000
                       T   =  +3.99%*
                       N   =  *
                     ERV   =  $1,448.67*


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   * Since Inception on June 13, 1988